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                                                                   EXHIBIT 10.12




                                LICENSE AGREEMENT

        This Agreement is effective as of September 22, 1997 by and between CARL KARCHER ENTERPRISES, INC., a California corporation, at 1200 N. Harbor Boulevard, Anaheim, California 92801 ("Licensor") and STAR BUFFET, INC., a Delaware corporation at 440 Lawndale Drive, Salt Lake City, Utah 84115 ("Licensee").

                                    RECITALS

        A. Licensor is the owner of the trademark STAR LOGO Design and variations thereof ("Star Trademarks"). Licensor is the owner of many United States and International Trademark Registrations for its Star Trademarks.

        B. Licensee desires to license from Licensor the STAR BUFFET and STAR BUFFET and Design marks. Licensor has applied to the U.S. Patent and Trademark Office to register said STAR BUFFET and STAR BUFFET and Design marks, which are variations of Licensor's Star Trademarks, depicted on Exhibit "A" attached hereto and fully incorporated herein.

        NOW, THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1 LICENSED MARKS. The "Licensed Marks" are: (1) the words STAR BUFFET;
(2) the combination of a Star Logo Design, together with an illustration of a fork and knife; ("STAR BUFFET and Design"), and (3) the words NORTH STAR BUFFET, as specifically shown in Exhibit "A."

        1.2 LICENSED TERRITORY. The "Licensed Territory" is the United States of America and Canada.

        1.3 TERM. The "Term" of this Agreement shall be granted in perpetuity from the date of this Agreement; however, Licensor may terminate this License (as defined in Article 2 below) for any reason or for no reason upon thirty (30) days written notice to Licensee.

                                    ARTICLE 2
                                GRANT OF LICENSE

        2.1 LICENSE. Subject to Licensee's performance of it obligations under this Agreement, Licensor grants to Licensee a personal, non-transferable, indivisible, non-exclusive license ("License"), without the right to sub-license for the Term, to use the



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Licensed Marks in connection with its Tradename and restaurant services and food items sold in the restaurants ("Licensed Use").

               Notwithstanding the above, the NORTH STAR BUFFET mark may be sublicensed from Star Buffet, Inc., a Delaware corporation, to North Star Buffet, Inc., a _____________ corporation, for as long as (a) North Star Buffet, Inc. remains a wholly-owned subsidiary of Star Buffet, Inc., and (b) North Star Buffet, Inc. agrees to abide by the terms of this Agreement.

        2.2 RESTRICTIONS. Licensee agrees that it shall not use the Licensed Marks or any similar marks in connection with any goods or services not set forth in the Licensed Use. Notwithstanding anything to the contrary contained herein, all rights not specifically granted in this Agreement to Licensee shall be reserved and remain always with Licensor.

                                    ARTICLE 3
                                 QUALITY CONTROL

        3.1 MODIFICATIONS. Licensee agrees that it will not in any way modify the Licensed Marks as used in connection with the Licensed Use at any time without Licensor's prior written consent. Licensor's consent may be withheld for any reason or no reason.

        3.2 GOODWILL. The parties acknowledge and agree that great value is placed on the Licensed Marks and the goodwill associated therewith, that the consuming public and the industry now associate the Licensed Marks with goods and services of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that all goods and services provided hereunder are of the same consistently high quality as goods and services provided by others who are or may hereafter be licensed to provide goods and services under the Licensed Marks. Accordingly, Licensor may prohibit Licensee from using the Licensed Marks in connection with any goods or services which fail to conform to the quality and standards prescribed by Licensor at Licensor's sole discretion.

        3.3 HIGH QUALITY STANDARDS. As early as possible, and in any event prior to each calendar year and before instituting any change in the goods and services provided under the Licensed Marks, Licensor shall have the right to exercise quality control over the goods and services provided by Licensee under the Licensed Marks by making any changes or corrections in said goods or services as may be required to maintain the high quality standards prescribed by Licensor, and Licensee agrees to make and incorporate said changes or corrections.

        3.4 APPROVAL. Licensee shall make no changes in any goods or services after they have been approved without resubmitting descriptions of the goods or services for approval. If, during operation, Licensee deviates from the approved goods or services,

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Licensee agrees to submit new descriptions of the goods or services for approval. Approval or disapproval of such goods or services shall lie in Licensor's sole discretion. Should Licensor require additional description of the goods or services at any given time, Licensee agrees to provide such additional description to Licensor.

        3.5 COOPERATION. Licensee agrees to exercise its best efforts to cooperate with Licensor at all times in the coordination of goods and services so that they are consistent with the style, image, and quality of other goods and services provided under the Licensed Marks.

        3.6 INSPECTION. Licensor or its representatives may, at all reasonable business hours, inspect the operations and facilities of Licensee with respect to this Agreement.

        3.7. SUBSTANDARD GOODS OR SERVICES. Licensee agrees not to advertise, promote, offer for sale, sell, provide or perform or to permit any third party to advertise, promote, offer for sale, sell, provide or perform substandard goods or services under the Licensed Marks. Substandard goods or services are defined as goods and services not meeting the specifications and/or quality standards of Licensor.

        3.8 COMPLIANCE WITH LAWS. Licensee agrees to comply with all applicable local, state and federal labeling, notice and warning laws, and at all times to conduct the activities pursuant to this Agreement in a lawful manner.

                                    ARTICLE 4
                                 PROPERTY RIGHTS

        4.1 TITLE. Title to the Licensed Marks shall always remain with Licensor. Licensee shall not acquire any right or interest in the Licensed Marks except the right to use the same pursuant to this Agreement. Licensee's use of the Licensed Marks shall inure to Licensor's exclusive benefit.

        4.2 INTELLECTUAL PROPERTY RIGHTS. The parties agree that Licensor shall solely own and have exclusive worldwide right, title and interest in and to all United States and worldwide trademarks, copyrights, service marks, trade secrets and all other intellectual property rights in any way regarding the Licensed Marks and to all other intellectual property rights in any way regarding the Licensed Marks and to all modifications and derivative marks related thereto. Licensee shall not challenge or otherwise contest the validity, ownership or enforceability of the Licensed Marks or any of Licensor's other Trademarks.

        4.3 NO USE AFTER TERMINATION. Upon termination of this License, Licensee agrees to immediately cease all use of the Licensed Marks and any marks confusingly similar thereto.


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                                    ARTICLE 5
                               GENERAL PROVISIONS

        5.1 GOVERNING LAW AND VENUE. This Agreement shall be interpreted and enforced under the laws of the State of California, without application of its conflict of law or choice of law rules. Both parties irrevocably submit to the jurisdiction of the state or federal courts located in Orange County, California for any action or proceeding regarding this Agreement, and both parties waive any right to object to such jurisdiction and venue in any way.

        5.2 ASSIGNMENT. Licensee acknowledges that the favorable terms of this Agreement were granted to Licensee only because of Licensee's experience, and that the substitution of any party by Licensee would destroy the intent of the parties. Accordingly, except as specifically set forth in paragraph 2.1 hereof, Licensee shall have no right to assign, delegate, transfer, or otherwise encumber this Agreement or any portion thereof, without Licensor's prior written consent which can be arbitrarily withheld.

        5.3 SEVERABILITY. If any provision, or part thereof, of this Agreement is judicially declared invalid, void or unenforceable, each and every other provision, or part thereof, nevertheless shall continue in full force and effect.

        5.4 ATTORNEYS' FEES. In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and expenses incurred in addition to any other relief to which it is entitled.

        5.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written. This Agreement shall be modified or amended only by a writing signed by both Licensor and Licensee.

        5.6 AUTHORITY. The parties executing this Agreement on behalf of Licensor and Licensee represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

        5.7 NOTICES. All notices, requests, demands and other communications hereunder, whether or not required, shall be in writing and shall be sent by registered or certified mail, or by recognized national delivery service, postage prepaid, return receipt requested, to the address address provided by the receiving party from time to time.


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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth on page 1.

LICENSOR                                    LICENSEE
CARL KARCHER ENTERPRISES, INC.              STAR BUFFET, INC.


By:  _______________________________        By: _______________________________
     Name:                                      Name:
     Title:                                     Title: